EXHIBIT 99.2





                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       of

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       of

                         WESTERN PACIFIC AIRLINES, INC.

                         (Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware)



                  Western Pacific Airlines, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on May 21, 1997 pursuant to authority of the Board of Directors as required by Section 151(g) of the General Corporation Law of the State of Delaware:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Restated Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                  Series C Convertible Preferred Stock:

                            I. Designation and Amount

                  The designation of this series, which consists of 10,000 shares of Preferred Stock, is Series C Convertible Preferred Stock (the "Series C Preferred Stock") and the stated value shall be One Thousand Dollars ($1,000) per share (the "Stated Value").

                                    II. Rank

                  The Series C Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.001 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, junior to the Series C Preferred Stock (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with the Corporation's Series B Preferred Stock and any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series C Preferred Stock (all of the foregoing in this clause (iii) being referred to as "Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series C Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series C Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                                 III. Dividends

                  The Series C Preferred Stock shall not bear any dividends. In no event, so long as any Series C Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, without, in each such case, the written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, voting together as a class, provided, however, that the Corporation shall be entitled to repurchase shares of its Common Stock from Perot Systems Corporation ("Perot") pursuant to the terms of that certain Technology Agreement dated March 28, 1997 between Perot and the Corporation (as in effect on the date of filing of this Certificate) and further, provided, that the Company shall be permitted to declare and pay dividends on Junior Securities after any fiscal year in which annual net income is greater than Fifty Million Dollars ($50,000,000).

                           IV. Liquidation Preference

     A. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto (or, in the case of Pari Passu Securities, simultaneously therewith), the holders of shares of Series C Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share, but such holders will not be entitled to any further payment in respect of such liquidation, dissolution or winding up. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series C Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series C Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

     B. At the option of the holders of 66 2/3% of the outstanding Series C Preferred Stock, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall either:
(i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute the Liquidation Preference with respect to each outstanding share of Series C Preferred Stock in accordance with and subject to the terms of this Article IV; or (ii) be treated pursuant to Article VI.C(d) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

     C. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series C Preferred Stock shall mean an amount equal to the sum of
(i) the Stated Value thereof, plus (ii) an amount equal to eight percent (8%) per annum of such Stated Value for the period beginning on the date of issuance of such share and ending on the date of final distribution to the holder thereof (pro rated for any portion of such period). The liquidation preference with respect to any Pari Passu Securities shall be as set forth in the certificate of designation filed in respect thereof.


                                  V. Redemption

     A. If any of the following events (each, a "Mandatory Redemption Event") shall occur:

     (i) The Corporation fails to issue shares of Common Stock to the holders of Series C Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Certificate of Designation (for a period of at least ninety (90) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article VI.F below and the Corporation is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or to cause its transfer agent to transfer any certificate for shares of Common Stock issued to the holders upon conversion of the Series C Preferred Stock as and when required by this Certificate of Designation or the
Registration Rights Agreement, dated as of June 5, 1997, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement"), fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series C Preferred Stock upon conversion of the Series C Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement dated as of June 5, 1997, by and between the Corporation and the other signatories thereto (the "Purchase Agreement") or the Registration Rights Agreement, or fails to fulfill its obligations pursuant to Section 4(i) or Section 4(k) of the Purchase Agreement (or makes any announcement that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement not to honor its obligations shall not be rescinded) for ten (10) business days;

     (ii) The Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration Statement (as defined in the Registration Rights Agreement) prior to October 31, 1997 or such Registration Statement lapses in effect during the Registration Period (as defined in the Registration Rights Agreement) (or sales otherwise are prohibited from being made thereunder) (a "Sale Restriction Day") for more than forty-five (45) consecutive days or ninety (90) days in any twelve (12) month period after such Registration Statement becomes effective; provided, however, that the Automatic Conversion Date set forth in Article VII hereof shall be extended by the number of Sale Restriction Days which exceed a total of forty-five (45) days;

     (iii) The Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

     (iv) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation; provided, however, that in the case of any involuntary bankruptcy, such involuntary bankruptcy shall continue undischarged or undismissed for a period of sixty (60) days; or

     (v) The Corporation shall fail to maintain the listing of the Common Stock on the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange and such failure shall remain uncured for at least thirty (30) days, then, upon the occurrence and during the continuation without cure of any Mandatory Redemption Event specified in subparagraphs (i), (ii) or (v) at the option of the holders of at least 66 2/3% of the then outstanding shares of Series C Preferred Stock by written notice (the "Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iii) or (iv), the Corporation shall purchase, on the date specified in such notice (the "Mandatory Redemption Date"), each holder's shares of Series C Preferred Stock for an amount per share equal to the greater of (1) the sum of (a) 125% multiplied by the Stated Value of the shares to be redeemed, plus (b) an amount equal to eight percent (8%) per annum of such Stated Value for the period beginning on the issuance of such shares and ending on the Mandatory Redemption Date and (2) the "parity value" of the shares to be redeemed, where parity value means the product of (a) the number of shares of Common Stock issuable upon conversion of such shares in accordance with Article VI below (treating the Trading Day immediately preceding the Mandatory Redemption Date as the "Conversion Date" (as hereinafter defined)), assuming that the Applicable Percentage (as defined in Article VI.B.) is 80% and also assuming that the 8% increase referred to in Article IV.C. is paid in cash, multiplied by (b) the closing sale price for the Common Stock on the principal trading market for such shares on such "Conversion Date" (the greater of such amounts being referred to as the "Mandatory Redemption Amount"). In the event that the 8% increase referred to above is not paid in cash, such amount shall be added to the Mandatory Redemption Amount.

                  In the case of a Mandatory Redemption Event, if the Corporation fails to pay the Mandatory Redemption Amount for each share within twenty (20) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series C Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of the Mandatory Redemption Amount, with respect to each outstanding share of Series C Preferred Stock held by such holder, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Amount divided by the Conversion Price then in effect.

                  B. If the Series C Preferred Stock ceases to be convertible as a result of the limitations described in the second paragraph of Article VI.A below (a "19.99% Redemption Event"), and the Corporation has not prior to, or within ninety (90) days of, the date that such 19.99% Redemption Event arises,
(i) obtained approval of the issuance of the Conversion Shares by the requisite vote of the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series C Preferred Stock that were issued upon conversion of Series C Preferred Stock) or (ii) received other permission pursuant to Nasdaq Requirement 4460(i) allowing the Corporation to resume issuances of shares of Common Stock upon conversion of Series C Preferred Stock, then the Corporation shall be obligated to redeem immediately all of the then outstanding Series C Preferred Stock, in accordance with this Article V.B. An irrevocable Redemption Notice shall be delivered promptly to the holders of Series C Preferred Stock at their registered address appearing on the records of the Corporation and shall state (1) that 19.99% of the Outstanding Common Amount (as defined in Article VI.A below) has been issued upon exercise of the Series C Preferred Stock, (2) that the Corporation is obligated to redeem all of the outstanding Series C Preferred Stock and (3) the Mandatory Redemption Date, which shall be a date within twenty (20) days of the date of the Redemption Notice. On the Mandatory Redemption Date, the Corporation shall make payment of the Mandatory Redemption Amount (as defined in Article V.A. above) in cash.

                  C. So long as no Mandatory Redemption Event shall have occurred and be continuing, upon at least thirty (30) business days advance written notice to the holders of the Series C Preferred Stock fixing a Mandatory Redemption Date, the Corporation shall have the right to redeem all or any portion of the Series C Preferred Stock on the Mandatory Redemption Date for cash equal to the Mandatory Redemption Amount; provided, however, that if the Corporation shall redeem less than all of the Series C Preferred Stock, such redemption shall be made pro rata among the holders of the Series C Preferred Stock.

                  D. The payment of the Mandatory Redemption Amount pursuant to terms of paragraphs A, B and C of this Article V shall, in all cases, be accompanied by delivery of a number of warrants equal to 100% of the Mandatory Redemption Amount divided by the applicable Conversion Price determined in accordance with Article VI below (treating the Trading Day immediately preceding the Mandatory Redemption Date as the "Conversion Date"). The warrants shall be substantially in the form attached as Exhibit B to the Purchase Agreement shall expire on the Automatic Conversion Date set forth in Article VII below and shall be exercisable at the Fixed Conversion Price (as defined in Article VI.A. below) in effect on the Mandatory Redemption Date.

                  E. In the event that Robert A. Peiser shall, at any time prior to May 31, 1998, cease to be employed on a full-time basis as the Chief Executive Officer of the Corporation, the Corporation shall, within ten (10) business days of the date on which the holders of 66 % of the outstanding Series C Preferred Stock so request, purchase the outstanding shares of Series C Preferred Stock for an amount per share equal to the Liquidation Preference and the holders shall be required to relinquish any unexercised warrants issued to the holders pursuant to the Purchase Agreement, on a pro rata basis based on the number of shares of Series C Preferred Stock redeemed.

                  F. The provisions of this Article V and Article IV.B. are subject to that certain Agreement Among Preferred Stockholders dated as of June 5, 1997 by and among the Corporation, the holders of Series B Preferred Stock and the holders of Series C Preferred Stock, as the same may be modified or amended after the date thereof.

                   VI. Conversion at the Option of the Holder

                  A. Each holder of shares of Series C Preferred Stock may, at its option at any time and from time to time after the effective date of the Registration Statement (or earlier in the event of the occurrence of a
transaction   described  in  Article  VI.C(d)  below),  upon  surrender  of  the certificates therefor, convert any or all of its shares of Series C Preferred Stock into Common Stock as follows (an "Optional Conversion"). Each share of Series C Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the sum of
(a) the Stated Value thereof, plus, (b) the Premium Amount (as defined below) (unless the Corporation elects to pay the Premium Amount in cash as provided below), by (2) the then effective Conversion Price (as defined below); provided, however, that, unless the Holder delivers a waiver in accordance with the immediately following sentence, in no event shall a holder of shares of Series C Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series C Preferred Stock) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series C Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso and (ii) a holder may waive the limitations set forth therein by written notice to the Corporation upon not less than sixty-one (61) days prior written notice (with such waiver taking effect only upon the expiration of such sixty-one (61) day notice period). The "Premium Amount" means the product of the Stated Value, multiplied by .08, multiplied by (N/365), where "N" equals the number of days elapsed from the date of issuance of the Series C Preferred Stock to and including the Conversion Date (as defined in Article VI.B. below). The Corporation shall have the right to elect to pay the Premium Amount in cash, in lieu of conversion to Common Stock in accordance with this Article VI.A. If the Corporation elects to pay the Premium Amount in cash, such cash shall be paid simultaneously with the delivery to the holder of the certificates representing the Common Stock issuable upon conversion in accordance with Article VI.E below. At the written request of any holder, the Corporation shall advise such holder in writing, within ten (10) business days of such request, whether conversion of the Premium Amount will be paid in Common Stock or cash, and such election shall be binding for a period of thirty (30) days after the Corporation's response. Failure to respond by the Corporation within ten (10) business days shall be deemed to be an election to convert the Premium Amount to Common Stock for any conversions within thirty (30) days of the request.

                  Notwithstanding anything to the contrary contained herein, if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series C Preferred Stock equals 19.99% of the "Outstanding Common Amount" (as hereinafter defined), the Series C Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of this Article VI and Article VII below, unless the Corporation
(i) has obtained approval of the issuance of the Conversion Shares by the requisite vote of the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series C Preferred Stock that were issued upon conversion of Series C Preferred Stock), or (ii) shall have otherwise obtained permission to allow such issuances from Nasdaq in accordance with Nasdaq Requirement 4460(i). For purposes of this paragraph, "Outstanding Common Amount" means (i) the number of shares of the Common Stock outstanding on the date of issuance of the Series C Preferred Stock pursuant to the Purchase Agreement plus (ii) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount."

                  B. The "Conversion Price" shall be the lesser of (i) the Applicable Percentage (as hereinafter defined) of the average of the closing bid prices for the Common Stock as reported by Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the twenty (20) consecutive Trading Days ending one Trading Day prior to the date (the "Conversion Date") the Conversion Notice is sent by a holder to the Corporation via facsimile, (the "Variable Conversion Price"), and
(ii) $6.4625 (the "Fixed Conversion Price") (subject to adjustments from time to time pursuant to the provisions of Article VI.C below). "Trading Day" shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. "Applicable Percentage" shall mean ninety percent (90%), less 1% effective on the fifteenth day of each month beginning on June 15, 1997, but no less than eighty percent (80%).

     C. The Conversion Price shall be subject to adjustment from time to time as follows:

     (a) Performance Adjustments to Original Fixed Conversion Price. In the event that the Market Price (as defined in Article VI.D.) of the Common Stock increases by more than forty-five percent (45%) above the original Fixed Conversion Price, the holders of Series C Preferred Stock shall have the right to receive in the form of an adjustment to the original Fixed Conversion Price forty percent (40%) of the amount in excess of forty-five percent (45%). In such event, the original Fixed Conversion Price shall be adjusted to be:

 C   ((C/F)(0.4) + (1.45)(0.6))

     Where: C = the bid price of the Common Stock at the time of conversion; and F = the original Fixed Conversion Price at the time of issuance of the Series C Preferred Stock.

                  In the event that the closing bid price of the Common Stock on Nasdaq or on the principal securities exchange on which the Common Stock is traded is below fifty percent (50%) of the Fixed Conversion Price for any twenty
(20) consecutive Trading Days (such twenty-day period beginning not less than ninety (90) days after the original issuance of the Series C Preferred Stock) (a "Trigger Event"), the holders of a majority-in-interest of the Series C Preferred Stock may request within three (3) business days of such Trigger Event that the original Fixed Conversion Price be reset to equal the average closing bid price for the Common Stock for such twenty (20) consecutive Trading Day period (the "Trigger Price"); provided, however, if on the day such request is made the closing bid price of the Common Stock exceeds one hundred ten percent (110%) of the Trigger Price the reset shall be to 110% of the Trigger Price or, if 110% of the Trigger Price is 50% or more of the Fixed Conversion Price, no reset shall be deemed requested. In the event that the Corporation does not honor such request (other than as a result of the circumstances described in the proviso to the immediately preceding sentence), the eight percent (8%) increase in the Stated Value referred to in the Articles IV.C. and V.A., respectively, shall be increased to eleven percent (11%) and the reference to .08 in the definition of Premium Amount in Article VI.A. shall be increased to .11, and such revisions shall be applied retroactively.

     (b) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when the Series C Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification, below-Market Price rights offering to all holders of Common Stock or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify its transfer agent ("Transfer Agent") of such change on or before the effective date thereof.

     (c) Adjustment to Variable Conversion Price. If at any time when Series C Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, below-Market Price rights offering to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Automatic Conversion of the Series C Preferred Stock, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all twenty (20) Trading Days immediately preceding the Conversion Date. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

     (d) Adjustment Due to Merger, Consolidation, Etc. If, at any time when Series C Preferred Stock is issued and outstanding and prior to the conversion of all Series C Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then the holders of Series C Preferred Stock shall thereafter have the right to receive upon conversion of the Series C Preferred Stock, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series C Preferred Stock would have been entitled to receive in such transaction had the Series C Preferred Stock been converted in full immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series C Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Corporation shall not effect any transaction described in this subsection (d) unless (a) it first gives, to the extent practical, thirty
(30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series C Preferred Stock shall be entitled to convert the Series C Preferred Stock) and (b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subsection (d). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

     (e) Other Securities Offerings. If, at any time during the period ending six (6) months after the original date of issuance of the Series C Preferred Stock, the Corporation sells Common Stock or securities or options convertible into, exercisable for, or exchangeable for, Common Stock, other than a sale pursuant to a bona fide registered public offering of Common Stock by the Corporation (not including a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended), other than (i) shares or options issued pursuant to the Corporation's employee, director or consultant stock option plans, (ii) shares to be issued pursuant to the exercise of currently exercisable warrants held by the holders of Series B Preferred Stock on the date hereof, and (iii) sales of shares to underwriters, then, if the effective or maximum sales price of the Common Stock with respect to such transaction (including the effective or maximum conversion, exercise or exchange price) ("Other Price") is less than the effective conversion price of the Series C Preferred Stock at such time (including, in each case, any discount attributable to the value of warrants issued to the holders of Series C Preferred Stock and to the holders of such other shares or options giving rise to the Other Price), the Corporation shall adjust the effective conversion price applicable to the Series C Preferred Stock not yet converted in form and substance reasonably satisfactory to the holders of Series C Preferred Stock so that the effective conversion price applicable to the Series C Preferred Stock after giving effect to the value of the warrant provided to the holder of Series C Preferred Stock shall not, in any event, be greater, after giving effect to all other adjustments contained herein, than the Other Price. For purposes of determining the discount of any warrants issued by the Corporation during the period specified above or in valuing the warrants provided to the holders of Series C Preferred Stock, such warrants shall be valued based upon the Black Scholes valuation model where the interest rate used will be the government bond yield for the applicable term corresponding to the remaining term of the warrants and the volatility figure used will be forty percent (40%). This paragraph shall not apply to a financing transaction consisting of a private placement of the Corporation's securities in connection with a strategic alliance, or as consideration for a merger or acquisition. For this purpose, a strategic alliance shall mean a transaction in which the acquiror of the Corporation's securities has a prospective or existing business relationship material to the Corporation with the Corporation independent of such acquiror's acquisition of the Corporation's securities similar to the Corporation's existing relationships with Mercury Air Group, Inc., Perot, Hunt Petroleum of Texas, Inc. and GFI Company.

                  D. For purposes of Article VI.C(a), (b) and (c) above, "Market Price," which shall be measured as of the Conversion Date, in the case of
Article VI.C.(a), and as of the record date in respect of the rights offering, in the case of Article VI.C(b) and (c), means (i) the average of the last reported sale prices for the shares of Common Stock as reported by Nasdaq, as applicable, for the twenty (20) trading days immediately preceding such date, or
(ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by
(a) the Board of Directors of the Corporation or, (b) at the option of a majority-in-interest of the holders of the outstanding Series C Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation agreed upon by the Corporation and a majority-in-interest of the holders of the outstanding Series C Preferred Stock, with the cost of such valuation to be borne equally by the Corporation and the holders of the Series C Convertible Preferred Stock.

                  E. In order to convert Series C Preferred Stock into full shares of Common Stock, a holder of Series C Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") to the Corporation by facsimile dispatched on the Conversion Date (or by other means resulting in notice to the Corporation on the Conversion Date) at the office of the Corporation or its designated Transfer Agent for the Series C Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series C Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and (ii) surrender the original certificates representing the Series C Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent for the Series C Preferred Stock as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Company or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The Corporation shall endeavor in good faith to use its best efforts to cause its accountant to audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

     (a) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series C Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

     (b) Delivery of Common Stock Upon Conversion. Upon the surrender of certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within two (2) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above) (the "Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series C Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series C Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $500 per day in cash for each day beyond the two (2) day grace period following the Delivery Period that the Corporation fails to deliver Common Stock issuable upon surrender of shares of Series C Preferred Stock with a Notice of Conversion until such time as the Corporation has delivered all such Common Stock. Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued or, at the option of the holder (by written notice to the Corporation by the first day of the month following the month in which it has accrued), shall be convertible into Common Stock in accordance with the terms of this Article VI.

                  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Article VI.A. and in this Article VI.E., the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

     (c) No Fractional Shares. If any conversion of Series C Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, of the Series C Preferred Stock shall be the next higher number of shares.

     (d) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the advance copy of the Notice of Conversion is submitted by facsimile (or by other means resulting in notice) to the Corporation or its Transfer Agent before Midnight, New York City time, on the Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series C Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series C Preferred Stock shall survive to the extent the corporation fails to deliver such securities.

                  F. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series C Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. As of the date of issuance of the Series C Preferred Stock, 2,294,321 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Series C Preferred Stock and another 2,592,909 shares are reserved for issuance upon conversion of the Series C Preferred Stock, subject to approval of the proposed increase in authorized capital to be voted upon at the meeting of the Company's shareholders to be held on June 19, 1997 (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(h) of the Purchase Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series C Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series C Preferred Stock.

                  If at any time a holder of shares of Series C Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "Conversion Default"), the Corporation shall issue to the holder (or holders, if more than one holder submits a Notice of Conversion in respect of the same Conversion Date, pro rata based on the ratio that the number of shares of Series C Preferred Stock then held by each such holder bears to the aggregate number of such shares held by such holders) all of the shares of Common Stock which are available to effect such conversion. The number of shares of Series C Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall use commercially reasonable efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following a Conversion Default. In addition, the Corporation shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (a) (N/365), multiplied by (b) the sum of the Stated Value plus the Premium Amount per share of Series C Preferred Stock through the Authorization Date (as defined below), multiplied by (c) the Excess Amount on the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date"), multiplied by (d) .24, where (i) N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series C Preferred Stock. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Price, at the Corporation's option, as follows:

     (a) In the event the Corporation elects to make such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

     (b) In the event the Corporation elects to make such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article VI (so long as there is then a sufficient number of authorized shares).

     Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

     G. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series C Preferred Stock.

                            VII. Automatic Conversion

     So long as the Registration Statement is effective and there is not then a continuing Mandatory Redemption Event, each share of Series C Preferred Stock issued and outstanding on June 5, 2000, subject to any adjustment pursuant to
Article V.A.(ii) (the "Automatic Conversion Date"), automatically shall be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with, and subject to, the provisions of Article VI hereof (the "Automatic Conversion"). The Automatic Conversion Date shall be the Conversion Date for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holder.


                               VIII. Voting Rights

     The holders of the Series C Preferred Stock have no voting power whatsoever, except as otherwise provided by the General Corporation Law of the State of Delaware ("DGCL"), in this Article VIII, and in Article IX below.

     Notwithstanding the above, the Corporation shall provide each holder of Series C Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

     To the extent that under the DGCL the vote of the holders of the Series C Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series C Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series C Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the DGCL.

                            IX. Protective Provisions

     So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock:

     (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock or any Senior Securities so as to affect adversely the Series C Preferred Stock;

     (b) create any new class or series of capital stock having a preference over the Series C Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Senior Securities");

     (c) increase the authorized  number of shares of Series C Preferred  Stock;
or

     (d) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

     In the event holders of at least a majority of the then outstanding shares of Series C Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock, pursuant to subsection (a) above, so as to affect the Series C Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series C Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series C Preferred Stock.

                             X. Pro Rata Allocations

     The Maximum Share Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Corporation pro rata among the holders of Series C Preferred Stock based on the number of shares of Series C Preferred Stock then held by each holder relative to the total aggregate number of shares of Series C Preferred Stock then outstanding.










                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 5th day of June, 1997.


                         WESTERN PACIFIC AIRLINES, INC.



     By: /s/ Robert A. Peiser
            Robert A. Peiser
            President  and Chief  Executive Officer

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in order to Convert the Series C Preferred Stock)

                  The undersigned hereby irrevocably elects to convert ______ shares of Series C Preferred Stock, represented by stock certificate No(s). __________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of Western Pacific Airlines, Inc. (the "Corporation") according to the conditions of the Certificate of Designation of Series C Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

                  The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series C Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.


                           Date of Conversion:___________________________

                           Applicable Conversion Price:____________________

                           Number of Shares of
                           Common Stock to be Issued:_____________________

                           Signature:____________________________________

                           Name:_______________________________________

                           Address:______________________________________

*The Corporation is not required to issue shares of Common Stock until the original Series C Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to the Holder by means of an overnight courier not later than two (2) business days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Designation for the number of business days such issuance and delivery is late. All Premium Amounts to be paid in cash shall be delivered simultaneously with the certificates representing the Common Stock issuable on conversion.